CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hospitality Worldwide Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (No. 333-5101) of Hospitality Worldwide Services, Inc. (formerly Light Savers U.S.A., Inc.) on Form S-3 of our report dated March 21, 1997, relating to the consolidated financial statements of Hospitality Worldwide Services, Inc. (formerly Light Savers U.S.A., Inc.) and subsidiary appearing in the Annual Report on Form 10-KSB of Hospitality Worldwide Services, Inc. (formerly Light Savers U.S.A., Inc.) for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                              /s/ BDO Seidman, LLP
                                              ----------------------
                                              BDO Seidman, LLP

New York, New York
June 2, 1997